UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CELERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-2028576
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)
1401 Harbor Bay Parkway Alameda, California	94502
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The NASDAQ Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-149457

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.01 per share, of the Registrant being registered hereunder, reference is made to the information set forth under the heading “Description of Our Capital Stock” in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-149457) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), including any form of prospectus relating thereto filed pursuant to Rule 424(b) under the Securities Act, which information shall be incorporated herein by reference.  The Registration Statement was originally filed with the Commission on February 29, 2008, and amended by Amendment No. 1 (filed on April 10, 2008), Amendment No. 2 (filed on May 1, 2008), Amendment No. 3 (filed on May 16, 2008), Amendment No. 4 (filed on June 12, 2008), Amendment No. 5 (filed on June 16, 2008), Amendment No. 6 (filed on June 18, 2008), and Amendment No. 7 (filed on June 19, 2008), and may hereafter be amended.

Item 2.  Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CELERA CORPORATION
(Registrant)

	By:	/s/ Victor K. Lee
Dated: June 26, 2008		Name:	Victor K. Lee
		Title:	Secretary